Exhibit 99.1

TRNR Signs Definitive Agreement to Acquire Ergatta, Increasing 2026 Pro Forma Revenue Guidance by 50% to More than $30m

Ergatta's 2026 Revenue is expected to exceed $10 million with approximately 30% EBITDA margin

Performance-linked transaction valuation ensures attractive acquisition multiple and structure generates immediate cashflow for TRNR

Deal expected to close in Q1; TRNR expected to generate more than $30 million in 2026 Pro Forma Revenue

AUSTIN, TX and BROOKLYN, NY / ACCESS Newswire / February 18, 2026 / Interactive Strength Inc. (Nasdaq:TRNR) ("TRNR" or the "Company"), owner of the Wattbike, FORME, and CLMBR connected fitness brands, today announced it has signed a definitive agreement to acquire Ergatta, Inc., the pioneer in game-based connected fitness. The parties signed a letter of intent on January 9, 2026, and have been working on the binding definitive agreement since that time.

Ergatta is a Brooklyn-based connected fitness company that pioneered game-based fitness content, building a stable and cash-generating subscription business with industry leading monthly net retention of more than 98%. Ergatta is expected to generate revenue of more than $10 million in 2026, with approximately 70% from recurring subscriptions providing high visibility, and approximately a 30% EBITDA margin. Additionally, Ergatta operates an asset-light business model that generates strong operational cashflow without requiring investment in inventory.

Assuming full achievement of the earn-outs, the maximum enterprise value would be $19.5 million and, given the upper 2026 EBITDA threshold of approximately $4.0 million, TRNR expects the multiple of EBITDA to be less than 5.0x, before any group synergies. To ensure the valuation multiple is attractive to TRNR, 50% of the maximum enterprise valuation is contingent on the amount of Ergatta's 2026 EBITDA and 5% on 2027 EBITDA. Less than 10% of the transaction value is being funded at closing and TRNR expects to receive more cashflow from Ergatta than the initial cash consideration paid in 2026.

"The Founders of Ergatta have created a unique fitness experience and have built an attractive business that we expect to be accretive to TRNR immediately," said TRNR CEO, Trent Ward. "Ergatta's best-in-class gaming experience has already been licensed by iFIT, one of the biggest fitness equipment brands in the world and we plan to add the gaming experience to Wattbike and CLMBR. The Ergatta team also has strong customer acquisition capabilities and we expect that they will be able to drive revenue growth in the US for all of our brands with their help. As with all of our acquisitions, we are focused on

Exhibit 99.1

minimizing near-term dilution and protecting downside with transaction valuations linked to future performance, while benefiting from additional upside from group synergies."

"Our team is very proud that we've built the most engaging fitness content platform in the world, and we've done it profitably," said Tom Aulet, Co-Founder and CEO of Ergatta. "Joining TRNR provides us the opportunity to grow Ergatta and also the Ergatta gaming experience across other hardware brands. This is the right next step for our business and we are looking forward to completing the transaction quickly."

Transaction Structure

TRNR will acquire 100% of Ergatta through a combination of cash, debt, stock and future contingent consideration. TRNR expects a quick, efficient close in Q1 2026, subject to completing customary closing requirements. The consideration is structured as follows:

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The base transaction value of $8.8 million is comprised of $1.8 million cash at close, $1.8 million debt and $5.3 million in equity that is locked up until May 2027.
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An additional $9.8 million could be earned by Ergatta achieving approximately $4.0 million in 2026 EBITDA, which would be payable in May 2027 as $3.5 million in cash and $6.3 million in equity.
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Up to an additional $1.0 million in equity could be earned based on achieving approximately $4.8 million in 2027 EBITDA.
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TRNR expects to receive more cashflow from Ergatta in 2026 than the initial cash consideration paid. The initial cash consideration at closing will be funded through TRNR's existing financing facilities.
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Ergatta's founders and key management team members have agreed to employment arrangements and are expected to continue leading the business post-acquisition.

TRNR expects to provide additional details regarding the transaction following the closing.

For more information, see TRNR's investor website as well as its required filings with the U.S. Securities and Exchange Commission (SEC).

TRNR Investor Contact

ir@interactivestrength.com

Ergatta Media Contact

media@ergatta.com

Exhibit 99.1

About Ergatta:

Ergatta is the leader in game-based connected fitness, offering a suite of addictive workout experiences and a line of premium rowing machines with embedded gaming content. Ergatta's content is personalized to each user, highly interactive, and designed to build lasting fitness habits through games rather than instructors. The company's 98.3% monthly retention rate is the highest in the connected fitness industry. www.ergatta.com

About Interactive Strength Inc.

Interactive Strength Inc. (NASDAQ:TRNR) has established a leading portfolio of premium fitness brands - Wattbike, CLMBR, and FORME - that combine advanced hardware, smart technology, and immersive content to deliver exceptional training experiences for both commercial and home use.

Wattbike offers a range of high-performance indoor bikes that set the global standard in cycling. Known for unmatched accuracy, realistic ride-feel, and advanced performance tracking, Wattbike is trusted by elite athletes, national teams, and fitness enthusiasts around the world.

CLMBR redefines the next-generation vertical climbing experience through its patented open-frame design and immersive touchscreen, delivering a high-intensity, low-impact workout that's both efficient and effective.

FORME delivers strength, mobility, and recovery training through immersive content, performance-grade hardware, and expert coaching. Its wall-mounted systems include the Studio, a smart fitness mirror for guided programming and live 1:1 personal training, and the Lift, which adds smart resistance cable training-ideal for high-performance environments and sport-specific development.

From elite performance to everyday wellness, our ecosystem of performance-focused solutions delivers data-driven outcomes for athletes, fitness enthusiasts, and commercial operators.

For more information about Interactive Strength, please visit www.interactivestrength.com.

Channels for Disclosure of Information

In compliance with disclosure obligations under Regulation FD, we announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission ("SEC"), press releases, company blog posts, public conference calls, and webcasts, as well as via our investor relations website. Any updates

Exhibit 99.1

to the list of disclosure channels through which we may announce information will be posted on the investor relations page on our website.

Forward Looking Statements:

This press release includes certain statements that are "forward-looking statements" for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management's assumptions, views, plans, objectives and projections about the future. Forward-looking statements generally are accompanied by words such as "believe", "project", "expect", "anticipate", "estimate", "intend", "strategy", "future", "opportunity", "plan", "may", "should", "will", "would", "will be", "will continue", "will likely result" or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the expected closing of the Ergatta acquisition, the financial performance of Ergatta and the combined company, revenue and EBITDA projections, the expected benefits of combining the companies' products and platforms, content licensing revenue growth, and the possibility of achieving operating leverage. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Risks and uncertainties include but are not limited to: the ability to complete the acquisition on the expected terms and timeline; the ability to successfully integrate Ergatta's operations; demand for our products and services; subscriber retention rates; competition, including technological advances made by and new products released by our competitors; our ability to accurately forecast consumer demand for our products and adequately maintain our inventory; our reliance on a limited number of suppliers and distributors for our products; and macroeconomic conditions affecting consumer discretionary spending. A further list and descriptions of these risks, uncertainties and other factors can be found in filings with the Securities and Exchange Commission. To the extent permitted under applicable law, the Company assumes no obligation to update any forward-looking statements.